              As Filed With the Securities and Exchange Commission
                                 on May 18, 1998
                                                          Registration No. [  ]
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------


                               REGAL CINEMAS, INC.
             (Exact name of registrant as specified in its charter)


            TENNESSEE                                   62-1412720
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

   7132 COMMERCIAL PARK DRIVE
     KNOXVILLE, TENNESSEE                               37918
 (Address of Principal Executive Offices)             (Zip Code)

                  REGAL CINEMAS, INC. PARTICIPANT STOCK OPTION PLAN
                   REGAL CINEMAS, INC. EMPLOYEE STOCK OPTION PLAN
                         1993 EMPLOYEE STOCK INCENTIVE PLAN
                1998 STOCK PURCHASE AND OPTION PLAN FOR KEY EMPLOYEES
                               OF REGAL CINEMAS, INC.
                              (Full title of the plans)

                                 MICHAEL L. CAMPBELL
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             7132 COMMERCIAL PARK DRIVE
                             KNOXVILLE, TENNESSEE 37918
                                   (615) 525-4600
              (Name, Address, including Zip Code, and Telephone Number,
               including Area Code, of Registrant's Agent for Service)

                                 WITH COPIES TO:

 F. MITCHELL WALKER, JR., ESQ.                    DAVID J. SORKIN, ESQ.
   BASS, BERRY & SIMS PLC                     SIMPSON THACHER & BARTLETT
 2700 FIRST AMERICAN CENTER                      425 LEXINGTON AVENUE
 NASHVILLE, TENNESSEE 37238                  NEW YORK, NEW YORK 10017-3954
      (615) 742-6200                               (212) 455-2000

                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT


                                                 CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                  Proposed maximum         Proposed maximum
Title of securities to     Amount to be          offering price per       aggregate offering            Amount of
    be registered           registered              share(a)(b)                price(a)            registration fee(a)
----------------------------------------------------------------------------------------------------------------------
Common Stock, no
par value                30,000,000 shares            $5.00                $150,000,000.00             $44,250.00
======================================================================================================================

(a) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price at which common stock under the Plans will be sold, and the price at which options under the Plans may be exercised.
(b) Following consummation of the Registrant's proposed merger with affiliates of Kohlberg Kravis Roberts & Co. and Hicks, Muse, Tate & Furst Incorporated, it is anticipated that the Registrant will split its shares of common stock. The number of shares and offering price per share are computed on a post-split basis.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Regal Cinemas, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Prospectus dated July 1, 1993, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

         (2) The description of the Registrant's Common Stock contained in the Registration Statement, filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock offered hereby.

         (3) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1998.

         (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1998.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.



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



Item 6.  Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith;
(ii) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation; (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation. The TBCA also provides that a corporation may purchase and maintain on behalf of officers and directors insurance against any liability which may be asserted against such persons, whether or not the corporation would be able to indemnify such persons under the TBCA.

         The Registrant's Restated Charter provides that to the fullest extent permitted by law no director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this charter provision relieves the Registrant's directors from personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (i) any breach of the director's duty of loyalty, (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. In addition, the Registrant's Bylaws provide that each director and officer of the Registrant shall be indemnified by the Registrant to the fullest extent allowed by Tennessee law, and the Registrant has entered into indemnification agreements with each of the Registrant's directors and executive officers. The Registrant's Bylaws also provide that the Registrant may purchase and maintain on behalf of officers and directors insurance against any liability which may be asserted against such persons, whether or not the Registrant would be able to indemnify such persons under the TBCA of its Restated Charter and Bylaws. The Registrant maintains officers and directors liability insurance.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.



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



Item 8.  Exhibits


Exhibit Number                       Description
--------------                       -----------

    4.1 Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration
                    Statement on Form S-1, Registration No. 33-62868)

    4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration
                    Statement on Form S-l, Registration No. 33-62868)

    4.3             Regal Cinemas, Inc. Participant Stock Option Plan
                    (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-1,
                    Registration No. 33-62868)

    4.4 Regal Cinemas, Inc. Employee Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Registrant's
                    Registration Statement on Form S-1, Registration No.
                    33-62868)

    4.5 1993 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Registration
                    Statement on Form S-1, Registration No. 33-62868)

    4.6             1998 Stock Purchase and Option Plan for Key Employees of
                    Regal Cinemas, Inc.

    4.7             Form of Management Stockholder's Agreement

    4.8             Form of Non-Qualified Stock Option Agreement

    4.9             Form of Sale Participation Agreement

    4.10            Form of Registration Rights Agreement

      5             Opinion of Bass, Berry & Sims

    23.1            Consent of Coopers & Lybrand

    23.2            Consent of Ernst & Young LLP

    23.3            Consent of Bass, Berry & Sims (included in Exhibit 5)



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



Item 9.  Undertakings.

         A. The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(A)(l)(i) and (A)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, "thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 18th day of May 1998.

                                      REGAL CINEMAS, INC.

                                       By: /s/ Michael L. Campbell
                                           -------------------------------------
                                           Michael L. Campbell
                                           Chairman of the Board, President and
                                           Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Michael L. Campbell and Lewis Frazer III, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                            Title                                Date
---------                            -----                                ----
/s/ Michael L. Campbell              Chairman of the Board,               May 18, 1998
--------------------------------       President, Chief Executive
      Michael L. Campbell              Officer and Director
                                       (Principal Executive
                                       Officer)

/s/ Lewis Frazer III                 Chief Financial Officer and          May 18, 1998
--------------------------------       Treasurer (Principal
      Lewis Frazer III                 Financial and Accounting
                                       Officer)




/s/ R. Neal Melton                   Vice President Construction-         May 18, 1998
--------------------------------       Equipment, Secretary and
      R. Neal Melton                   Director

/s/ Philip D. Borack                 Director                             May 18, 1998
--------------------------------
      Philip D. Borack

/s/ Michael E. Gellert               Director                             May 18, 1998
--------------------------------
      Michael E. Gellert

/s/ J. David Grissom                 Director                             May 18, 1998
--------------------------------
      J. David Grissom

/s/ William H. Lomicka               Director                             May 18, 1998
--------------------------------
      William H. Lomicka

/s/ Herbert S. Sanger, Jr.           Director                             May 18, 1998
--------------------------------
      Herbert S. Sanger, Jr.

/s/ Jack Tyrrell                     Director                             May 18, 1998
--------------------------------
     Jack Tyrrell


                                  EXHIBIT INDEX



    Exhibit
     Number                                 Description
----------------  --------------------------------------------------------------
      4.1         Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on
                  Form S-1, Registration No. 33-64930)

      4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration
                  Statement on Form S-1, Registration No. 33-64930)

      4.3 Regal Cinemas, Inc. Participant Stock Option Plan (incorporated by reference to Exhibit 10.3 of the Registrant's Registration
                  Statement on Form S-1, Registration No. 33-62868)

      4.4 Regal Cinemas, Inc. Employee Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Registrant's Registration
                  Statement on Form S-l, Registration No. 33-62868)

      4.5 1993 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on
                  Form S-1, Registration No. 33-62868)

      4.6         1998 Stock Purchase and Option Plan for Key Employees of Regal
                  Cinemas, Inc.

      4.7         Form of Management Stockholder's Agreement

      4.8         Form of Non-Qualified Stock Option Agreement

      4.9         Form of Sale Participation Agreement

      4.10        Form of Registration Rights Agreement

       5          Opinion of Bass, Berry & Sims

      23.1        Consent of Coopers & Lybrand

      23.2        Consent of Ernst & Young LLP

      23.3        Consent of Bass, Berry & Sims (included in Exhibit 5)
